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                         FLEXTRONICS INTERNATIONAL LTD.

                               2090 FORTUNE DRIVE
                           SAN JOSE, CALIFORNIA 95131

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned being a member of Flextronics International Ltd. hereby appoints Michael E. Marks or Tsui Sung Lam as Proxy of the undersigned, and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all of the Ordinary Shares of Flextronics International Ltd. held
of record by the undersigned on              , 2000, at the Extraordinary
General Meeting of Flextronics International Ltd. to be held on              ,
2000, or at any adjournment thereof.

     This Proxy, when properly executed and returned in a timely manner, will be voted at the Extraordinary General Meeting and any adjournments thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR Proposals 1 and 2 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Extraordinary General Meeting.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

     The Board of Directors unanimously recommends a vote FOR Proposals 1 and 2. This Proxy, when properly executed, will be voted as specified below. This Proxy will be voted FOR Proposals 1 and 2 if no specification is made.

1.   To approve an Ordinary Resolution to issue     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
     Flextronics Ordinary Shares to DII
     stockholders pursuant to the Agreement and
     Plan of Merger dated as of November 22,
     1999 among Flextronics, Slalom Acquisition
     Corp., a wholly owned subsidiary of
     Flextronics, and The DII Group, Inc.
2.   To approve an Ordinary Resolution to           [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
     increase the number of shares authorized
     under the 1993 Share Option Plan to
     20,400,000 Ordinary Shares.

     In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

     This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Signature:
---------------------------------                                          Date:
---------------------------, 2000

Signature:
---------------------------------                                          Date:
---------------------------, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN
  THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.